MANAGEMENT AGREEMENT

THIS AGREEMENT effective the 6th day of April, 2007.

BETWEEN: **SOLAR ENERTECH CORP.**, a company incorporated under the laws of the State of Nevada and having an address at 1600 Adams Drive, Menlo Park, CA 94025, USA.

(the "Company")

AND: **CAI QIZHUANG,** businessman, having a residential address at #10-20 Changyang Road., Hongkou District, Shanghai 200082, China

(the "Manager")

A. The Company is a company incorporated under the laws of the State of Nevada.

B. The Company is in the business of manufacturing solar cell and solar application productions;

C. The Company requires a person, with existing customer networks for silicon purchasing and an extensive customers list, to act as its Manager of Applications & System Integration and to perform tasks relating to this position including securing suppliers of silicon and customers for the Company; and

D. The Company wishes to retain the services of the Manager on the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF MANAGER

1.01 APPOINTMENT OF MANAGER

The Company hereby appoints Mr. Cai Qizhuang as its Manager of Applications & System Integration to perform certain services for the benefit of the Company as herein set forth, and the Manager hereby accepts such appointment and authority on the terms and conditions herein set forth. The Manager further confirms his appointment to the position of Manager (effected on

April 9, 2007) and will hold said appointment at the discretion of the Company's Chief Operation Officer (COO) and of the Board of Directors.

1.02 MANAGER'S WARRANTIES

The Manager represents and warrants that he will provide competent job performance; that he has the qualifications, experience and capabilities necessary to carry out the services to be performed hereunder; and that the services will be performed in a competent and efficient manner.

ARTICLE 2
MANAGER'S AGREEMENTS

2.01 The Manager will undertake all activities which will further and secure poly-silicon supplies for the Company as he will be reporting to and managed by the Company's COO.
The Manager, at the expense of and on behalf of the Company, shall:

(a) Render to the Company all business-related information, including but not limited to, all information of his current suppliers' sources, all lists of current, past, and future suppliers, current and potential customers, standing purchase orders and future purchase orders, and government contacts;

(b) Facilitate the hiring, by the Company or a company designated by the Company, of a minimum of three team members (employees) that the Manager worked with at Shanghai Qirong Photoelectricity Development, Co., Ltd.;

(c) Begin immediately to assemble and organize an employee team, under the management of the COO and subject to the direction and approval of the Board of Directors; and

(d) Keep the Board informed as to all material matters concerning the Manager's activities.

2.02 MANAGER'S ACTIVITIES

In carrying out his obligations under this Agreement, the Manager shall undertake all activities necessary to obtain additional poly-silicon supply sources and take responsibility for purchased materials' quality control.

2.03 AUTHORITY OF MANAGER

The Company hereby authorizes the Manager, subject to the other provisions of this Agreement, to do all acts and things as the Manager may in his discretion deem necessary or desirable to enable the Manager to carry out his duties hereunder, and hereby grants the Manger the inherent authority to undertake all such activities.

The Manager shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any material manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company or its Board of Directors.

2.04 LIMITATION OF MANAGER'S OBLIGATIONS

Notwithstanding anything in this Agreement, the Manager shall not be required to expend his own money or to incur any liabilities, obligations, costs, dues or debts and all money required by the Manager to carry out his duties under this Agreement shall be provided by the Company to the Manager forthwith upon the Manager's request.

2.05 RELATIONSHIP

The parties confirm the Manager will be an "employee" of the Company working for the Company or, at its direction, at its subsidiaries or affiliates, subject to the control and direction of the Company's COO and its Board of Directors. Employee benefit and incentive packages will be implemented 30 days after execution of this Agreement on terms mutually agreeable by the parties.

2.06 RESTRICTION ON COMPETITION

During the term of this Agreement, the Manager will not, under any circumstance, perform work for any other entity, be it an individual or a company, or a combination of individuals and groups, as an employee or consultant or in any other capacity, or on a part-time and full-time base, if performing such work would, in the view of the Company, compete with the Company's business.

ARTICLE 3
COMPANY'S AGREEMENTS

3.01 COMPENSATION OF MANAGER

As payment for the value brought to the Company by the Manager himself as an experienced individual in the field of solar industry and his intangible assets such as all business-related information, including but not limited to all information of his suppliers' sources, purchasing networks, all lists of current, past, and future suppliers, current and potential customers, standing POs and future POs, and government contacts, the Company agree to pay the Manager

(a) $50,000 will be paid to the Manager when this Agreement is signed and executed, to a bank account CAI designates;

(b) $150,000 will be paid on April 16, 2007, as a bonus, provide the Manager meets the achievement milestone defined by Section **3.02 (a)** of this Agreement; and

(b) $200,000 will be paid on July 2, 2007, as a bonus, provided the Manager meets the achievement milestone defined by **Section 3.02(b)** of this Agreement; and

(c) another $350,000 will be paid on January 4, 2008, as a bonus, provided the Manager meets the achievement milestone defined by **Section 3.02(c)** of this Agreement.

3.02 WARRANTIES AND ACHIEVEMENT MILESTONES

The Manager warrants the following:

(a) he will bring to the Company minimum sales revenue of $1.5 million US Dollars from his existing customers on or before April 15, 2007;

(b) he will bring to the Company minimum sales revenue of another $2 million US Dollars from his existing customers on or before June 30, 2007;

(c) he will bring to the Company minimum additional sales revenue of $4.5 million US Dollars from his existing customers on or before Dec 31, 2007; and

(d) he will work for the Company for at least five (5) years from the date of this Agreement.

3.02 VIOLATIONS

If at any time, under any circumstances, during the time the Manager works for the Company, the Manager violates Sections 2.03 and 2.06, the Company shall have the absolute right to be

paid back the $50,000 paid to the Manager under Section 3.01(a), as compensation for the Company's damages.

Furthermore, if the Manager does not bring to the Company sales revenues of $1.5 million US Dollars in sales revenues to the Company on or before April 30, 2007, the Manager will be liable to repay, to the Company, the $50,000 in 3.01(a) above.

3.03 REIMBURSEMENT OF EXPENSES

The Company shall only be obligated to pay or reimburse the Manager for the normal and usual expenses of conducting normal business within his operating division of the Company.

3.04 INDEMNITY BY MANAGER

The Manager agrees to indemnify, defend and hold harmless the Company, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable legal fees), arising directly, in whole or in part, out of any matter related to any action taken by the Manager within the scope of his duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, or wilful act or omission of the Manager, subordinates, and the provisions hereof shall survive termination of this Agreement. Nothing in this paragraph may be construed to commit the Company to indemnify the Manager or provide insurance where such an act is prohibited by statutory, legal or regulatory requirements.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.01 EFFECTIVE DATE

This Agreement shall become effective as of the day and year first above written and shall remain in force, subject to the earlier termination as provided herein, for a period of five (5) years. Thereafter this Agreement will continue on a monthly basis until terminated in accordance with paragraph 4.02. This Agreement replaces and supersedes any oral agreement regarding the Manager's compensation .

4.02 TERMINATION

This Agreement may be terminated by either party at any time without cause by giving the other party written notice of such termination at least thirty (30) days prior to the termination date set forth in such written notice.

4.03 DUTIES UPON TERMINATION

Upon termination of this Agreement for any reason, the Manager shall promptly deliver the following in accordance with the directions of the Company:

(a) All documents pertaining to the Company or this Agreement, including but not limited to all books of account, financial records, correspondence and contracts provided that the Manager shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company;

(b) All property of the Company, including computer(s) and product inventory, which is in his possession or the possession of his associates and affiliates.

Upon termination, the Company will pay to the Manager any amounts outstanding to him under this Agreement.

ARTICLE 5
CONFIDENTIALITY

5.01 OWNERSHIP OF WORK PRODUCT

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the discretion of the Manager, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Manager performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof.

5.02 CONFIDENTIALITY

The Manager shall not disclose any information, documents, or Work Product concerning the Company to which the Manager may have access by virtue of his performance of the services unless expressly authorized by the Company to do so.

5.03 RESTRICTIVE COVENANTS

The Manager shall, during the term of this Agreement, devote all reasonable time, attention, and abilities to the business of the Company and, where directed by the Board, to the business of

companies associated with the Company as is reasonably necessary for the proper exercise of his duties.

ARTICLE 6
MISCELLANEOUS

6.01 WAIVER; CONSENTS

No consent, approval or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.02 GOVERNING LAW

This Agreement shall be governed by the laws of the State of Nevada, any dispute under the terms of this Agreement shall be heard by the courts of the State of Nevada.

6.03 NO ASSIGNMENT PERMITTED

All of the rights, benefits, duties, liabilities and obligations of the parties hereto shall ensure to the benefit of and be binding upon the respective successors of the parties provided that in no circumstances is this Agreement assignable by either party save and except that the Manager may be assigned to complete tasks and provide services to a parent of the Company or a subsidiary or any other Company which is affiliated or related to the Company..

6.04 MODIFICATION OF AGREEMENT

Save and except any non-disclosure agreement which may be executed between the Manager and the Company, this Agreement constitutes the entire agreement between the Manager and the Company and to be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.05 NOTICES

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if

mailed, upon the first to occur of actual receipt of forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Manager as first noted above, or to such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt; and provided that in the event of an interruption in the ordinary postal service, all notices, requests and communications shall be delivered and not mailed.

6.06 FURTHER ASSURANCES

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

6.07 COUNTERPARTS

This Agreement is executed in two counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. A faxed signature shall be accepted as an original.

6.08 ARBITRATION

In the event that the parties hereto dispute any matter concerning the terms and conditions of this Agreement, the matter will be determined by a single arbitrator appointed by the parties hereto or, in the event that the parties are not able to agree on the appointment of a single arbitrator, either party may request the courts to appoint a single arbitrator in accordance with the Commercial Arbitration Act of the State of Nevada. The arbitrator shall fix a time and place in Carson City, Nevada for the purpose of hearing the evidence and representations of the parties. After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The award shall be kept confidential by the parties hereto except as disclosure is required by applicable securities laws and regulatory bodies. The decision of the arbitrator shall be made within 45 days after his or her appointment subject to any reasonable delay due to unforeseen circumstances. The parties agree that the award of the single arbitrator shall be final and binding upon each of them and shall not be subject to appeal.

6.09 INDEPENDENT LEGAL ADVICE

The Manager hereby acknowledges that he has acted for himself in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

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IN WITNESS WHEREOF the parties have executed this Agreement effective April 1, 2007.

SOLAR ENERTECH CORP.
by its authorized signatory:

LEO SHI YOUNG, President & CEO

CAI QIZHUANG